UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 23, 2020

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(800) 361-6312

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election or Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2020, the Board of Directors of the Company approved and granted 200,000 stock options to Michael Mills, the President, Interim CEO and newly elected director of Body and Mind Inc. (the “Company”) having an exercise price of CDN$0.88 per share and an expiry date of five years from the date of grant. These stock options have vesting provisions of 25% six (6) months from the date of grant, 25% twelve (12) months from the date of grant, 25% eighteen (18) months from the date of grant and 25% twenty-four (24) months from the date of grant.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of the Annual General Meeting

An Annual General Meeting of Shareholders (the “AGM”) of the Company was held on January 23, 2020 to approve the agenda items described below.

Proxies for the AGM were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.

A total of 13,278,804 shares (13.03% of the 101,853,217 issued and outstanding shares of the Company’s common stock entitled to vote as of November 27, 2019, the record date for the AGM) were present in person or by proxy, constituted a quorum for the transaction of business and were voted at the AGM. The agenda items submitted at the AGM were passed as described below. Percentages indicated below reflect the percentage of the total number of shares voted at the AGM with respect to that agenda item.

Agenda Item 1. To elect five directors:

Nominee	For		Withheld
Robert Hasman	3,611,610	95.67%	163,344	4.33%
Brent Reuter	3,645,484	96.57%	129,470	3.43%
David Wenger	3,643,411	96.52%	131,543	3.48%
Michael Mills	3,653,674	96.79%	121,280	3.21%
Dong Shim	3,618,427	95.85%	156,527	4.15%

There were 9,503,850 broker non-votes with respect to this agenda item. Votes that were withheld and broker non-votes were counted for the purposes of determining the presence or absence of a quorum but had no other effect on the election of directors.

Agenda Item 2. To ratify the appointment of Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2020. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
13,159,594	99.10%	14,580	0.11%	104,630	0.79%

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There were no broker non-votes with respect to this agenda item. Abstentions were counted for purposes of determining the presence or absence of a quorum, and abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item.

Agenda Item 3. To approve continuation of the Company’s 2012 Incentive Stock Option Plan. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
3,500,447	92.73%	205,364	5.44%	69,143	1.83%

There were 9,503,850 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this proposal.

Agenda Item 4. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. The votes cast for or against this agenda item, and the number of abstentions, were as follows:

For		Against		Abstain
3,554,115	94.15%	203,286	5.39%	17,553	0.46%

There were 9,503,850 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum. Abstentions were deemed to be “votes cast” and had the same effect as a vote against this agenda item. Broker non-votes were not deemed to be “votes cast”, and therefore had no effect on the vote with respect to this proposal.

Agenda Item 5. To approve, on a non-binding advisory basis, the frequency of executive compensation votes. The votes cast for each of 1 year, 2 years, 3 years, and the number of abstentions, were as follows:

1 year		2 years		3 years		Abstain
3,395,270	89.94%	23,096	0.61%	348,799	9.24%	7,789	0.21%

There were 9,503,850 broker non-votes with respect to this agenda item. Broker non-votes and abstentions were counted for purposes of determining the presence or absence of a quorum.

Determination on Frequency of Shareholder Vote on the Compensation of Executives

The Company’s Board of Directors has determined to include on an annual basis a shareholder vote on the compensation of executives in its proxy materials until the next required vote on the frequency of shareholder votes on the compensation of executives.

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SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On January 27, 2020, the Company (also referred to as “BaM”) issued a news release to provide shareholders with the following operational update and to report AGM results.

California:

The Company has been managing the ShowGrow dispensary in Long Beach since August 1, 2019 and is awaiting final approval from the California Bureau of Cannabis Control for final transfer of the license to NMG Long Beach, the wholly owned California subsidiary of BaM. All paperwork for the license transfer was submitted by the vendor and BaM in December. ShowGrow Long Beach continues to provide medical and recreational sales of a wide variety of legal cannabis forms including Body and Mind branded offerings comprised of pre-rolled joints, pre-rolled blunts, live resin, sugar, badder and wax.

The Company is advancing construction of the ShowGrow San Diego dispensary with completion of interior drywall, commencement of millwork and preparation for cabinetry and point of sale installation. Exterior work including siding and upgrades to the roughly 30 car parking lot are ongoing and construction is anticipated for completion in late calendar Q1 2020 pending local approvals. Updated images from the San Diego dispensary construction can be viewed at http://bamcannabis.com/construction-update

Nevada:

The Company has substantially completed construction of the new production facility and has commenced moving equipment from the current production facility to the new location. Final inspections are anticipated in February with operations at the new production facility commencing pending local approval. Updated construction images of the Nevada production facility can be found at http://bamcannabis.com/construction-update

BaM is proud to announce three new proprietary strains from the Company’s genetics development program. The Donuts strain is a hybrid strain with a very sweet creamy candy flavor with slight hints of earth and berry. Blue Tang Cookies is a hybrid strain with a sweet and creamy flavor with slight hints of sour and berry. Fruit Pie is a sativa-dominant hybrid with aroma notes of strawberry and blueberry. All strains consistently test in the 25 – 27 % THC range.

Arkansas:

Construction of the dispensary in West Memphis is progressing well with the interior at the drywall stage and exterior work ongoing for the parking area and access. Scott Hardon with the Arkansas State Department of Finance and Administration reported that patients in Arkansas spent $28.13 million on medical marijuana purchased from May 10, 2019 to December 26, 2019. Fourteen dispensaries were open as of December 26, 2019 with a total of 32 dispensaries authorized in Arkansas.

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Company Matters and Annual General Meeting Results:

In conjunction with the holding of the Company’s recent annual general meeting of stockholders on January 23, 2020, the following matters were duly ratified by the Company’s stockholders and have now been implemented by the Board of Directors in the following manner:

•	Robert Hasman, Brent Reuter, David Wenger, Michael Mills and Dong Shim were elected to the Board of Directors of the Company;

•	Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, were appointed as the Company’s independent registered accounting firm;

•	the continuation of the Company’s 2012 Incentive Stock Option Plan was approved;

•	the Company’s executive compensation was approved;

•	the frequency of stockholder votes on the Company’s executive compensation was approved to be presented to the stockholders annually; and

•	the following officers of the Company were re-appointed by the Board of Directors of the Company immediately following the annual general meeting:

Michael Mills:	President and Interim Chief Executive Officer;
Dong Shim:	Chief Financial Officer;
Stephen Hoffman:	Chief Operating Officer; and
Darren Tindale:	Corporate Secretary.

The Company would like to thank Kevin Hooks who did not stand for re-election as a director. Mr. Hooks was a founder of BaM and has made significant contributions to advance the Company. Michael Mills was elected as a new director and on the same day the Company’s board of directors granted 200,000 incentive stock options to Mr. Mills, in accordance with the Company’s stock option plan, at an exercise price of CAD$0.88 per share for a term of five years expiring on January 23, 2025. The options are subject to vesting provisions such that twenty-five percent (25%) of the options vest every six months from the date of grant with the first tranche vesting on June 23, 2020. This option grant is net non-dilutive as it replaces the prior stock options that were granted to Mr. Hooks on August 21, 2019, which had not yet vested.

The Company wishes to announce that it has decided to not renew the investor relations and public relations contract with KCSA Strategic Communications based on current capital market conditions and a review of company-wide cost savings opportunities. The Company would like to thank the skilled team at KCSA for their professional contribution and expertise.

A copy of the news release is attached as Exhibit 99.1 hereto.

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SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On January 23, 2020, the Company’s Board of Directors convened a meeting immediately following the AGM and reappointed the following officers:

Michael Mills	President and Interim Chief Executive Officer;
Dong Shim	Chief Financial Officer;
Stephen Hoffman	Chief Operating Officer; and
Darren Tindale	Corporate Secretary.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated January 27, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: January 27, 2020	By:	/s/ Michael Mills
Michael Mills
President, Interim CEO and Director

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